Exhibit 3.1 AMENDED AND RESTATED BYLAWS OF DOLBY LABORATORIES, INC. (amended and restated on February 10, 2009) (amended on August 2, 2023)

TABLE OF CONTENTS Page ARTICLE I — CORPORATE OFFICES 1 1.1 REGISTERED OFFICE 1 1.2 OTHER OFFICES 1 ARTICLE II — MEETINGS OF STOCKHOLDERS 1 2.1 PLACE OF MEETINGS 1 2.2 ANNUAL MEETING 1 2.3 SPECIAL MEETING 1 2.4 NOTICE OF STOCKHOLDERS’ MEETINGS 1 2.5 [RESERVED] 2 2.6 QUORUM 2 2.7 ADJOURNED MEETING; NOTICE 2 2.8 ADMINISTRATION OF THE MEETING 2 2.9 VOTING 3 2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING 3 2.11 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS 4 2.12 PROXIES 4 2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE 5 2.14 ADVANCE NOTICE PROCEDURES 5 ARTICLE III — DIRECTORS 8 3.1 POWERS 8 3.2 NUMBER OF DIRECTORS 8 3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS 8 3.4 RESIGNATION AND VACANCIES 8 3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE 9 3.6 REGULAR MEETINGS 9 3.7 SPECIAL MEETINGS; NOTICE 9 3.8 QUORUM; VOTING 9 3.9 WAIVER OF NOTICE 10 3.10 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING 10 3.11 ADJOURNED MEETING; NOTICE 10 3.12 FEES AND COMPENSATION OF DIRECTORS 10 3.13 REMOVAL OF DIRECTORS 10 ARTICLE IV — COMMITTEES 10 4.1 COMMITTEES OF DIRECTORS 10 4.2 COMMITTEE MINUTES 11 4.3 MEETINGS AND ACTION OF COMMITTEES 11 4.4 SUBCOMMITTEES 11 ARTICLE V — OFFICERS 12 5.1 OFFICERS 12 5.2 APPOINTMENT OF OFFICERS 12 5.3 SUBORDINATE OFFICERS 12 5.4 REMOVAL AND RESIGNATION OF OFFICERS 12 5.5 VACANCIES IN OFFICES 12 5.6 REPRESENTATION OF SECURITIES OF OTHER ENTITIES 12 5.7 AUTHORITY AND DUTIES OF OFFICERS 13 ARTICLE VI — RECORDS AND REPORTS 13 6.1 MAINTENANCE OF RECORDS 13

6.2 INSPECTION BY DIRECTORS 13 ARTICLE VII — GENERAL MATTERS 13 7.1 CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS 13 7.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS 13 7.3 STOCK CERTIFICATES; PARTLY PAID SHARES 13 7.4 SPECIAL DESIGNATION ON CERTIFICATES 14 7.5 LOST CERTIFICATES 14 7.6 DIVIDENDS 14 7.7 FISCAL YEAR 14 7.8 SEAL 15 7.9 TRANSFER OF STOCK 15 7.10 STOCK TRANSFER AGREEMENTS 15 7.11 REGISTERED STOCKHOLDERS 15 7.12 WAIVER OF NOTICE 15 ARTICLE VIII — MANNER OF GIVING NOTICE 15 8.1 NOTICE TO STOCKHOLDERS 15 ARTICLE IX — INDEMNIFICATION OF DIRECTORS AND OFFICERS 16 9.1 POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION 16 9.2 POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION 16 9.3 AUTHORIZATION OF INDEMNIFICATION 16 9.4 GOOD FAITH DEFINED 17 9.5 INDEMNIFICATION BY A COURT 17 9.6 EXPENSES PAYABLE IN ADVANCE 17 9.7 NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES 18 9.8 INSURANCE 18 9.9 CERTAIN DEFINITIONS 18 9.10 SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES 18 9.11 LIMITATION ON INDEMNIFICATION 18 9.12 INDEMNIFICATION OF EMPLOYEES AND AGENTS 19 9.13 EFFECT OF AMENDMENT OR REPEAL 19 ARTICLE X — MISCELLANEOUS 19 10.1 PROVISIONS OF CERTIFICATE GOVERN 19 10.2 CONSTRUCTION; DEFINITIONS 19 10.3 SEVERABILITY 20 10.4 AMENDMENT 20

1 BYLAWS OF DOLBY LABORATORIES, INC. ARTICLE I — CORPORATE OFFICES 1.1 REGISTERED OFFICE. The registered office of Dolby Laboratories, Inc. shall be fixed in the corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (as so amended and/or restated, the “Certificate”). 1.2 OTHER OFFICES. The corporation may at any time establish other offices at any place or places. ARTICLE II — MEETINGS OF STOCKHOLDERS 2.1 PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware as designated by the corporation’s Board of Directors (the “Board”). The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office. 2.2 ANNUAL MEETING. The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board. At the annual meeting, directors shall be elected and any other proper business brought in accordance with these bylaws may be transacted. The Board may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to the stockholders. 2.3 SPECIAL MEETING. (i) A special meeting of the stockholders, other than those required by statute, may be called at any time by the Board acting pursuant to a resolution adopted by a majority of the Board, chairperson of the Board, chief executive officer or president, but a special meeting may not be called by any other person or persons. The Board acting pursuant to a resolution adopted by a majority of the Board may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders. (ii) The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board, chairperson of the Board, chief executive officer or president. Nothing contained in this Section 2.3(ii) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held. 2.4 NOTICE OF STOCKHOLDERS’ MEETINGS. Subject to Section 230 of the DGCL, whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with Section 232 of the DGCL, and such notice shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the Certificate or these

2 bylaws, the notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. 2.5 [RESERVED] 2.6 QUORUM. Unless otherwise required by law, the Certificate, these bylaws, or the rules of any applicable stock exchange, stockholders representing a majority of the voting power of the issued and outstanding capital stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise required by law, the Certificate, these bylaws or the rules of any applicable stock exchange. If such quorum is not present or represented at any meeting of the stockholders, then the chairperson of the meeting, or the stockholders representing a majority of the voting power of the capital stock entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. 2.7 ADJOURNED MEETING; NOTICE. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the DGCL. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 2.11 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. 2.8 ADMINISTRATION OF THE MEETING. Meetings of stockholders shall be presided over by such chairperson as the Board shall appoint, or, in the event that the Board shall fail to make such appointment, by the chief executive officer of the corporation, or, in the absence of the chief executive officer, by any other officer of the corporation. The secretary of the meeting shall be the secretary of the corporation (the “secretary”), or, in the absence of the secretary of the corporation, such person as the chairperson of the meeting appoints. The corporation shall, in advance of any meeting of stockholders, appoint one (1) or more inspector(s), who may include individual(s) who serve the corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of stockholders or its adjournment and make a written report thereof. The corporation may designate one (1) or more persons as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one (1) or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and

3 according to the best of his or her ability. The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the DGCL or other applicable law. If there are multiple inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of business and discussion at the meeting as seem to the chairperson in order, including without limitation establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such at the meeting). The chairperson of any meeting of stockholders shall have the power to adjourn the meeting to another place, if any, date or time, whether or not a quorum is present. 2.9 VOTING. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL. Each stockholder shall be entitled to that number of votes for each share of capital stock held by such stockholder as set forth in the Certificate as of the applicable record date. In all matters, other than the election of directors and except as otherwise provided by law, the Certificate, these bylaws or the rules of any applicable stock exchange, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the Certificate or these bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors and except as otherwise provided by law, the Certificate, these bylaws or the rules of any applicable stock exchange, the affirmative vote of the majority of the voting power of the outstanding shares of such class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series or classes or series. The stockholders of the corporation shall not have the right to cumulate their votes for the election of directors of the corporation. 2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Unless otherwise provided in the Certificate, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the DGCL.

4 2.11 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. In order that the corporation may determine the stockholders entitled to consent to corporate action without a meeting in accordance with Section 228 of the DGCL, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than 60 days prior to such action. If the Board does not fix a record date in accordance with these bylaws and applicable law: (a) The record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. (b) The record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board is necessary, shall be the first day on which a signed consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with Section 228(d) of the DGCL; provided that, if prior action by the Board is necessary, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action. (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.11 at the adjourned meeting. 2.12 PROXIES. Each stockholder entitled to vote at a meeting of stockholders, or such stockholder’s authorized officer, director, employee or agent, may authorize another person or persons to act for such stockholder by proxy authorized by a document or by a transmission permitted by law and filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 212(c) of the DGCL. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the corporation.

5 2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE. The corporation shall prepare, no later than the 10th day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the corporation’s principal place of business. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. 2.14 ADVANCE NOTICE PROCEDURES. (i) Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the Board, or (C) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice provided for in these bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.14(i). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. For the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders. (a) To comply with clause (C) of Section 2.14(i) above, a stockholder’s notice must set forth all information required under this Section 2.14(i) and must be timely received by the secretary of the corporation. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then notice by the stockholder to be timely must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.14(i)(a). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”). (b) To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of

6 such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to or manage risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than ten days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date. For purposes of this Section 2.14, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii). (c) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.14(i) and, if applicable, Section 2.14(ii). In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.14(i), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted. (ii) Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.14(ii) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election to the Board of the corporation shall be made at an annual meeting of stockholders only (A) by or at the direction of the Board or (B) by a stockholder of the corporation who (1) was a stockholder of record at the time of the giving of the notice provided for in these bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 2.14(ii). In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation. (a) To comply with clause (B) of Section 2.14(ii) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.14(ii) and must be received by the secretary of the corporation at the principal executive offices of the corporation at the time and in accordance with the final three sentences of Section 2.14(i)(a) above. (b) To be in proper written form, such stockholder’s notice to the secretary must set forth: (1) as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the stockholder

7 and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (2) as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses 2 through 5 of Section 2.14(i)(b) above, and the supplement referenced in the second sentence of Section 2.14(i)(b) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”). (c) At the request of the Board, any person nominated by a stockholder for election as a director must furnish to the secretary of the corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.14(ii). (d) Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.14(ii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded. (iii) Advance Notice of Director Nominations for Special Meetings. (a) For a special meeting of stockholders at which directors are to be elected pursuant to Section 2.14, nominations of persons for election to the Board shall be made only (1) by or at the direction of the Board or (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice provided for in these bylaws and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 2.14(ii)(b) and (c) above. To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 2.14(iii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

8 (b) The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded. (iv) Other Requirements and Rights. In addition to the foregoing provisions of this Section 2.14, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.14, including, with respect to business such stockholder intends to bring before the annual meeting that involves a proposal that such stockholder requests to be included in the corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in this Section 2.14 shall be deemed to affect any right of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act. ARTICLE III — DIRECTORS 3.1 POWERS. Subject to the provisions of the DGCL and any limitations in the Certificate, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. 3.2 NUMBER OF DIRECTORS. The authorized number of directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of at least one member. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. 3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS. Except as provided in Section 3.4 and Section 3.13 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the Certificate or these bylaws. The Certificate or these bylaws may prescribe other qualifications for directors. Each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. 3.4 RESIGNATION AND VACANCIES. Any director may resign at any time upon written notice or by electronic transmission to the corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation that is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the Certificate or these bylaws, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal from office or other cause, shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. Unless otherwise provided in the Certificate or these bylaws, when one or more directors resigns from the Board, and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 3.4 in the filling of other vacancies.

9 3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE. The Board may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the Certificate or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. 3.6 REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. 3.7 SPECIAL MEETINGS; NOTICE. Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive officer, the president, the secretary or a majority of the authorized number of directors; provided that the person(s) authorized to call a special meeting of the Board may authorize another person or persons to send notice of such meeting. Notice of the time and place of special meetings shall be: (a) delivered personally by hand, by courier or by telephone; (b) sent by United States first-class mail, postage prepaid; (c) sent by facsimile; (d) given orally; (e) sent by electronic mail; or (f) otherwise given by electronic transmission (as defined in Section 232 of the DGCL), directed to each director in person or at that director’s address, telephone number, facsimile number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the corporation’s records. If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile, (iii) given orally, (iv) sent by electronic mail or (v) otherwise given by electronic transmission, it shall be delivered, sent or otherwise given to each director, as applicable, at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any notice may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate such notice to the director. Notice of special meetings need not specify the place of the meeting if the meeting is to be held at the corporation’s principal executive office nor the purpose of the meeting, unless required by statute. 3.8 QUORUM; VOTING. Except as otherwise required by law or the Certificate, at all meetings of the Board, a majority of the authorized number of directors (as determined pursuant to Section 3.2 of these bylaws) shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate or these bylaws.

10 3.9 WAIVER OF NOTICE. Whenever notice is required to be given under any provisions of the DGCL, the Certificate or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these bylaws. 3.10 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Unless otherwise restricted by the Certificate or these bylaws, (i) any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and (ii) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.10 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof. 3.11 ADJOURNED MEETING; NOTICE. If a quorum is not present at any meeting of the Board, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. 3.12 FEES AND COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate or these bylaws, the Board shall have the authority to fix the compensation of directors. 3.13 REMOVAL OF DIRECTORS. Any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the corporation then entitled to vote in the election of directors. ARTICLE IV — COMMITTEES AND SUBCOMMITTEES 4.1 COMMITTEES OF DIRECTORS. The Board may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or

11 authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation. 4.2 COMMITTEE AND SUBCOMMITTEE MINUTES. Each committee and subcommittee shall keep regular minutes of its meetings and report to the Board when required. 4.3 MEETINGS AND ACTION OF COMMITTEES AND SUBCOMMITTEES. Unless otherwise specified by the Board, meetings and actions of committees and subcommittees shall be governed by, and held and taken in accordance with, the provisions of: (a) Section 3.5 (relating to place of meetings and meetings by telephone); (b) Section 3.6 (relating to regular meetings); (c) Section 3.7 (relating to special meetings and notice); (d) Section 3.8 (relating to quorum and voting); (e) Section 3.9 (relating to waiver of notice); (f) Section 3.10 (relating to action without a meeting); and (g) Section 3.11 (relating to adjournment and notice of adjournment) of these bylaws, with such changes in the context of those bylaws as are necessary to substitute the committee or subcommittee and its members for the Board and its members. Notwithstanding the foregoing: (i) the time and place of regular meetings of committees or subcommittees may be determined either by resolution of the Board or by resolution of the committee or subcommittee; (ii) special meetings of committees or subcommittees may also be called by resolution of the Board or the committee or subcommittee; and (iii) notice of special meetings of committees and subcommittees shall also be given to all alternate members who shall have the right to attend all meetings of the committee or subcommittee. The Board may also adopt other rules for the government of any committee or subcommittee, any committee may also adopt other rules for the government of itself or its subcommittees, and any subcommittees may also adopt other rules for the government of itself, in each case not inconsistent with the provisions of these bylaws. 4.4 SUBCOMMITTEES Unless otherwise provided in the Certificate, these bylaws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

12 ARTICLE V — OFFICERS 5.1 OFFICERS. The officers of the corporation shall be a president and a secretary. The corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person. 5.2 APPOINTMENT OF OFFICERS. The Board shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the corporation. 5.3 SUBORDINATE OFFICERS. The Board may appoint, or empower any officer to appoint, such other officers as the business of the corporation may require. Each of such officers shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board or any duly empowered officer may from time to time determine. 5.4 REMOVAL AND RESIGNATION OF OFFICERS. Any officer may be removed, either with or without cause, by the Board or by any officer upon whom such power of removal has been conferred by the Board. Any officer may resign at any time by giving notice, in writing or by electronic transmission, to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. 5.5 VACANCIES IN OFFICES. Any vacancy occurring in any office of the corporation may only be filled by the Board (or in the manner prescribed by the Board) or as provided in Section 5.3 of these bylaws. 5.6 REPRESENTATION OF SECURITIES OF OTHER ENTITIES. The chairperson of the Board, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of the corporation, or any other person authorized by the Board, the chief executive officer, the president or a vice president, is authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares or other securities of, or interests in, or issued by, any other corporation or entity or entities, and all rights incident to any management authority conferred on the corporation in accordance with the governing documents of any entity or entities, standing in the name of the corporation, including the right to act by consent in lieu of a meeting. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

13 5.7 AUTHORITY AND DUTIES OF OFFICERS. Each officer of the corporation shall have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board or by any duly empowered officer and as generally pertain to such office, subject to the control of the Board. ARTICLE VI — RECORDS AND REPORTS 6.1 MAINTENANCE OF RECORDS. The corporation shall, either at its principal executive office or at such other place or places or in such other manner or manners as permitted by law, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws, as may be amended to date, minute books, accounting books and other records. Any records administered by or on behalf of the corporation in the regular course of its business may be kept on, or by means of, or be in the form of, any information storage device, method or one or more electronic networks or databases (including one or more distributed electronic networks or databases) in accordance with Section 224 of the DGCL. The corporation shall convert any records so kept into clearly legible paper form upon the request of any person entitled to inspect such records pursuant to the provisions of the DGCL. When records are kept in such manner, a clearly legible paper form prepared from or by means of the information storage device, method or one or more electronic networks or databases (including one or more distributed electronic networks or databases) shall be valid and admissible in evidence, and accepted for all other purposes, to the same extent as an original paper record of the same information would have been, provided the paper form accurately portrays the record. 6.2 INSPECTION BY DIRECTORS. Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. ARTICLE VII — GENERAL MATTERS 7.1 CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS. From time to time, the Board may determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation. 7.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS. Except as otherwise provided in these bylaws, the Board, or any officers of the corporation authorized thereby, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. 7.3 STOCK CERTIFICATES; PARTLY PAID SHARES. The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Unless otherwise provided by resolution of the Board, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the corporation by any two officers of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such

14 certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon. 7.4 SPECIAL DESIGNATION ON CERTIFICATES. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 7.4 or Sections 151, 156, 202(a), 218(a) or 364 of the DGCL or with respect to this Section 7.4 a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical. 7.5 LOST CERTIFICATES. Except as provided in this Section 7.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. 7.6 DIVIDENDS. The Board, subject to any restrictions contained in either (a) applicable law or (b) the Certificate, may declare and pay dividends upon the shares of the corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock. The Board may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. 7.7 FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board and may be changed by the Board.

15 7.8 SEAL. The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. 7.9 TRANSFER OF STOCK. Transfers of stock shall be made only upon the transfer books of the corporation by the holders thereof, in person or by an attorney duly authorized. Except where a certificate is issued in accordance with Section 7.5 of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefore. Subject to Section 7.5 of these bylaws, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books. 7.10 STOCK TRANSFER AGREEMENTS. The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the DGCL. 7.11 REGISTERED STOCKHOLDERS. The corporation: (a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and notices and to vote as such owner; (b) shall be entitled to hold liable for calls and assessments on partly paid shares the person registered on its books as the owner of shares; and (c) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware. 7.12 WAIVER OF NOTICE. Whenever notice is required to be given under any provision of the DGCL, the Certificate or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these bylaws. ARTICLE VIII — MANNER OF GIVING NOTICE 8.1 NOTICE TO STOCKHOLDERS. Notice to stockholders of any meeting of stockholders or otherwise given pursuant to the DGCL, the Certificate or these bylaws, including any notice by electronic transmission, shall be given in the manner set forth in the DGCL.

16 ARTICLE IX — INDEMNIFICATION OF DIRECTORS AND OFFICERS 9.1 POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Subject to the other provisions of this Article IX, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or any predecessor of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful. 9.2 POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Subject to the other provisions of this Article IX, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation or any predecessor of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. 9.3 AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article IX (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2 of these bylaws, as the case may be. Such determination shall be made, with respect to a person who is either a director or officer at the time of such determination or a former director or officer, (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders (but only if a majority of the directors who are not parties to such Proceeding, if they constitute a quorum of the Board, presents the issue of entitlement to indemnification to the stockholders for their determination). To the extent, however, that a present or former director or officer (for the purposes of this Section 9.3 only, as such term is defined in Section 145(c)(1) of the DGCL) of the corporation has been successful on the merits or otherwise in defense of any Proceeding described in Section 9.1 or Section 9.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case. The

17 corporation may also indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent such person has been successful on the merits or otherwise in defense of any Proceeding described in Section 9.1 or Section 9.2, or in defense of any claim, issue or matter therein. 9.4 GOOD FAITH DEFINED. For purposes of this Article IX, to the fullest extent permitted by applicable law, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the corporation or another enterprise, or on information supplied to such person by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term “another enterprise” as used in this Section 9.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. The provisions of this Section 9.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 9.1 or 9.2 of these bylaws, as the case may be. 9.5 INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 9.3 of this Article IX, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Section 9.1 and Section 9.2 of these bylaws. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 9.1 or Section 9.2 of these bylaws, as the case may be. Neither a contrary determination in the specific case under Section 9.3 of these bylaws nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 9.5 shall be given to the corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application. 9.6 EXPENSES PAYABLE IN ADVANCE. To the fullest extent not prohibited by the DGCL, or by any other applicable law, expenses (including attorneys’ fees) actually and reasonably incurred by a person who is or was a director or officer of the corporation in defending any Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding within a reasonable time of receiving a written request therefor (together with documentation reasonably evidencing such expenses); provided, however, that if the DGCL requires, an advance of expenses incurred by any person in his or her capacity as a director or officer (and not in any other capacity) shall be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article IX or the DGCL. Such expenses (including attorneys’ fees) actually and reasonably incurred by employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise (in each case, other than directors or officers of the corporation) may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Sections 9.11(b) and 9.11(c) prior to a determination that the person is not entitled to be indemnified by the corporation.

18 9.7 NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Section 9.1 and Section 9.2 of these bylaws shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 9.1 or Section 9.2 of these bylaws but whom the corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law. 9.8 INSURANCE. To the fullest extent permitted by the DGCL or any other applicable law, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was a director, officer, employee or agent of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX or the DGCL. 9.9 CERTAIN DEFINITIONS. For purposes of this Article IX, references to “the corporation” shall include, in addition to the resulting entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent entity, or is or was a director, officer, employee or agent of such constituent entity serving at the request of such constituent entity as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving entity as such person would have with respect to such constituent entity if its separate existence had continued. For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article IX. 9.10 SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The rights to indemnification and advancement of expenses conferred by this Article IX shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other personal and legal representatives of such a person. 9.11 LIMITATION ON INDEMNIFICATION. Subject to the provisions of the DGCL, the corporation shall not be obligated to indemnify any person pursuant to this Article IX in connection with any Proceeding (or any part of any Proceeding):

19 (a) for which payment of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid; (b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements); (c) for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under applicable policies of the corporation or securities exchange and association listing requirements, including those adopted in accordance with 1934 Act Rule 10D-1, and/or the 1934 Act (including any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements); (d) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the corporation or its directors, officers, employees, agents or other indemnitees, unless (i) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, or (iii) otherwise required by applicable law; or (e) if prohibited by applicable law. 9.12 INDEMNIFICATION OF EMPLOYEES AND AGENTS. Subject to the other provisions of this Article IX, the corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation and any other persons, to the extent not prohibited by the DGCL or other applicable law. The Board shall have the power to delegate the determination of whether employees or agents shall be indemnified or receive an advancement of expenses to any persons identified in subsections (1) through (4) of Section 145(d) of the DGCL. 9.13 EFFECT OF AMENDMENT OR REPEAL. Neither any amendment or repeal of any Section of this Article IX, nor the adoption of any provision of the Certificate or the bylaws inconsistent with this Article IX, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article IX existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article IX, for or in respect of any act, omission or other matter occurring, or any Proceeding accruing or arising (or that, but for this Article IX, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision. ARTICLE X — MISCELLANEOUS 10.1 PROVISIONS OF CERTIFICATE GOVERN. In the event of any inconsistency between the terms of these bylaws and the Certificate, the terms of the Certificate will govern. 10.2 CONSTRUCTION; DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation,

20 partnership, limited liability company, joint venture, trust or other enterprise, an entity and a natural person. Any reference in these bylaws to a section of the DGCL shall be deemed to refer to such section as amended from time to time and any successor provisions thereto. 10.3 SEVERABILITY. In the event that any bylaw or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remaining bylaws will continue in full force and effect. 10.4 AMENDMENT. The bylaws of the corporation may be adopted, amended or repealed by a majority of the voting power of the stockholders entitled to vote; provided, however, that the corporation may, in its Certificate, also confer the power to adopt, amend or repeal bylaws upon the Board. The fact that such power has been so conferred upon the Board shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws. Notwithstanding the foregoing and any provision of law that might otherwise permit a lesser vote or no vote, the Board acting pursuant to a resolution adopted by a majority of the Board and the affirmative vote of the holders at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the issued and outstanding shares of capital stock of the corporation then entitled to vote shall be required to amend or repeal Section 2.3, the last paragraph of Section 2.9 (relating to no cumulative voting), Section 2.10, Section 2.14 and Section 2.15 of these bylaws, or this sentence of this Section 10.4.

DOLBY LABORATORIES, INC. a Delaware corporation CERTIFICATE OF ADOPTION OF AMENDMENT TO AMENDED AND RESTATED BYLAWS The undersigned hereby certifies that he or she is the duly elected, qualified, and acting Corporate Secretary of Dolby Laboratories, Inc., a Delaware corporation, and that the foregoing amendment to amended and restated bylaws, comprising 20 pages, was adopted effective August 2, 2023 pursuant to the approval on August 2, 2023 by the board of directors of the corporation. IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 2nd day of August, 2023. By: Andy Sherman Print Name: /s/ Andy Sherman Title: Corporate Secretary